FOR IMMEDIATE RELEASE

Contacts:    Martha Fleming, Steve Brolly
Fidelity Southern Corporation (404) 240-1504
FIDELITY SOUTHERN CORPORATION REPORTS EARNINGS
FOR FIRST QUARTER OF $10.5 MILLION
ATLANTA, GA (April 20, 2017) – Fidelity Southern Corporation (“Fidelity” or the “Company”) (NASDAQ: LION), holding company for Fidelity Bank (the “Bank”), today reported financial results for the quarter ended March 31, 2017.
KEY RESULTS

•	Net income of $10.5 million, or $0.40 per diluted share, an increase of $6.0 million, or 131.8%, year over year

•	Total revenues of $75.0 million, an increase of $15.8 million, or 26.8%, year over year

•	Loans, net of held-for-sale, grew by $52.7 million, or 1.6%

•	Total assets of $4.5 billion increased by $141.4 million, or 3.2%

•	Total deposits of $3.8 billion increased by $124.5 million, or 3.4%

•	Loans serviced for others of $9.6 billion grew by $346.8 million, or 3.8%

•	Tangible book value increased to $13.58, or 2.4%

Fidelity's Chairman and CEO, Jim Miller, said, “The current economy seems to be taking a pause, as reflected in interest rate volatility, though we still anticipate a gradual economic improvement given the worldwide economic environment. That means our effort to expand mortgage lending, particularly in Florida, will stay on track. Similarly our robust growth in Wealth Management’s sales force means that department will be a net contributor to earnings by year end. Wealth Management also plans to offer life insurance products through a third party this year.  Construction lending is also robust while lending to business is still very competitive and depends on taking market share.

“As we approach the $five billion mark for assets on our books and the $10 billion mark for assets serviced for others, our attention is really focused on having the right systems, training, and personnel in place to best serve our customers.

“We are all gratified to have Palmer Proctor’s leadership and look forward to his official start date of April 27 as the Bank’s CEO.”

BALANCE SHEET
Total assets of $4.5 billion at March 31, 2017, represent an increase of $141.4 million, or 3.2%, compared to December 31, 2016. The increase in total assets was driven by an increase in cash and cash equivalents which grew $200.8 million, or 134.1%, leading to an increase in total deposits of $124.5 million, or 3.4%, compared to December 31, 2016. Total assets were also impacted by a decrease of $104.2 million, or 22.4%, in loans held-for-sale due to fluctuations in the pipeline of loans to be sold. Loans held-for-investment increased $52.7 million, or 1.6%, due to new loan production during the quarter, as described below.
Loans
Total loans held for investment of $3.4 billion at March 31, 2017, represented an increase of $52.7 million, or 1.6%, compared to December 31, 2016, primarily in the residential mortgage and commercial portfolios, resulting in increases of $32.4 million, or 8.4%, and $18.2 million, or 2.3%. The Bank continues to generate organic new business as well as leverage its expansion through past acquisitions.
Loan Servicing Rights
Gross servicing rights increased by $5.7 million, or 5.8%, to $105.0 million at March 31, 2017. Cumulative production and sales of residential mortgage, SBA, and indirect auto loans continued to grow and generate a net increase of servicing rights.
Deposits
Total deposits at March 31, 2017, of $3.8 billion increased by $124.5 million, or 3.4%, during the quarter. Noninterest bearing demand deposits increased $40.5 million, or 4.2%, during the quarter. An increase in interest bearing deposits of $107.6 million, or 8.9%, in the demand and money market category was partially offset by decreases of $18.0 million and $5.5 million, in savings and time deposits, respectively. Deposit balances continue to grow with successful marketing efforts and the expansion of our geographical footprint.
INCOME STATEMENT
Net Income
Net income was $10.5 million for the quarter, an increase of $6.0 million, or 131.8%, compared to the first quarter of 2016. The primary driver of the increase in net income was an increase of $12.5 million, or 50.2%, in noninterest income, stemming from an additional $11.1 million of income from mortgage banking activities. In addition, the year over year increase in average earning assets of $430.9 million, or 11.8%, contributed an additional $2.9 million, in net interest income. These increases in net income were partially offset by an increase in the provision for loan losses of $1.6 million and an increase in noninterest expense of $4.0 million, due to increased salaries and employee benefits and commissions.
On a linked-quarter basis, net income decreased by $4.5 million, or 30.1%, as total revenue decreased by $10.4 million, or 12.2%, led by a $11.6 million, or 30.9%, decrease in noninterest income from mortgage banking activities, from less MSR impairment recovery and lower mortgage production, than the previous quarter. This decrease was partially offset primarily by a decrease of $3.6 million, or 6.6%, in noninterest expense. A decrease in net income, on a linked-quarter basis, was expected due to seasonality of home mortgage production and automobile purchases, as well as higher payroll related taxes.
Interest Income
Interest income was $37.6 million for the quarter, an increase of $3.4 million, or 9.8%, compared to the same period in the prior year. Average loans for the quarter increased by $347.6 million, or 10.3%, compared to the same quarter a year ago, which was the primary reason for the increase in interest income.

On a linked-quarter basis, interest income decreased by $645,000, or 1.7%. The decrease in interest income was primarily driven by a decrease of $56.7 million, or 1.5%, in average loans.
Interest Expense
Interest expense was $5.4 million for the quarter, an increase of $410,000, or 8.2%, compared to the same quarter a year ago, as a combination of organic growth and deposits added through the March 2016 AEB acquisition resulted in a year over year increase of $257.2 million, or 10.6%, in average interest-bearing deposits.
The increase in interest expense due to larger average deposit balances was partially offset by a decrease in the rate paid on interest-bearing accounts, primarily time deposits, of 7 basis points as compared to the same quarter a year ago.
On a linked-quarter basis, interest expense was relatively flat, increasing by $56,000, or 1.0%, due to an increase in average interest-bearing deposits of $100.1 million, or 3.7%.
Net Interest Margin
Net interest income (tax equivalent) rose to $32.4 million for the quarter, or 10.1%, as compared to $29.4 million for the same period in 2016, primarily due to a year over year increase of $430.9 million, or 11.8%, in average earning assets. This increase occurred primarily from organic loan growth, partially offset by an increase in interest expense from growth in average interest-bearing deposits which increased by $257.2 million or 10.6%.
The net interest margin was 3.21% for the quarter, a decrease of 3 basis points, compared to 3.24% for the same period in 2016.
On a linked-quarter basis, the net interest margin decreased by 4 basis points. These decreases in the net interest margin occurred primarily as a result of mix in interest earning assets with an increase in cash held at March 31, 2017 resulting from the deposit campaigns as well as late quarter sales of loans.
Provision for Loan Losses
The provision for loan losses was $2.1 million for the quarter, an increase of $1.6 million, as compared to the same period in 2016. The primary reason for the increase in the provision was the increase in net charge-offs for the quarter, primarily in the indirect auto loan portfolio, as compared to the same period in 2016.
On a linked-quarter basis, the provision for loan losses decreased by $385,000, as net charge-offs decreased compared to the previous quarter, mostly due to seasonal fluctuations, mainly in the level of net charge-offs of commercial and HELOC loans. Asset quality remained strong; the trend in low net charge-offs continued for most of our portfolio, with the exception of indirect automobile, which experienced an increase of $196,000, or 15.0% , over the prior quarter.
Noninterest Income
Noninterest income was $37.4 million for the quarter, an increase of $12.5 million, or 50.2%, as compared to the same period in 2016. The increase is primarily due to a net increase in noninterest income from mortgage banking activities of $11.1 million, or 75.6%, as compared to the same period in 2016.
Mortgage production income was $21.7 million for the quarter, a $3.5 million, or 19.4%, increase over the same period in 2016, due to increased loan originations on new loans and sales.
Mortgage servicing revenue increased by $849,000, or 18.9%, for the quarter, as compared to the same period in 2016, due to continued loan originations and sales, as the portfolio of mortgage loans serviced for others increased from $6.9 billion to $8.1 billion, or 17.0%, year over year.

The increase in market interest rates resulted in a net recovery of MSR impairment of $2.0 million during the quarter as compared to net MSR impairment of $4.7 million for the same period in 2016, driving $6.7 million of the increase in noninterest income from mortgage banking activities.
On a linked-quarter basis, noninterest income decreased by $9.8 million, or 20.7%, largely due to a net decrease in income from mortgage banking activities of $11.6 million, or 30.9%. The decrease was largely driven by an $11.2 million swing in MSR impairment recovery as a large net recovery of MSR impairment was recorded during the previous quarter due to an increase in interest rates, offset by higher noninterest income for indirect and SBA lending activities.
Noninterest Expense
Noninterest expense was $50.6 million for the quarter, an increase of $4.0 million, or 8.6%, as compared to the same period in 2016, mostly due to increased expenses associated with organic growth as well as the AEB acquisition. Increases were noted in salaries and employee benefits, commissions, and other noninterest expense, as discussed below.
Salaries and employee benefits increased by $2.4 million, or 10.3%, for the quarter, as compared to the same period in 2016. The approximate growth in the FTE count of 51 or 4.0%, at March 31, 2017, as compared to March 31, 2016, drove the majority of the increase in salaries. Also included in the increase is $683,000 of employer taxes and employee benefits, primarily resulting from the increase in both number of employees and the increased cost of employer-paid benefits, mainly medical premiums.
Commissions increased by $900,000, or 13.6%, for the quarter, as compared to the same period in 2016, primarily due to an increased tiered commission rates program, an increase in retail mortgage production, and an increase in guaranteed commissions paid to new mortgage loan originators.
Other noninterest expense increased by $646,000, or 5.7%, for the quarter, as compared to the same period in 2016. The majority of this increase occurred due to increases in normal operating costs, ORE carrying costs, and services provided by third party vendors.
On a linked-quarter basis, total noninterest expense decreased by $3.6 million, or 6.6%, for the quarter. Decreases in commissions expense of $2.0 million, or 21.2%, due to lower mortgage loan production, decreases in occupancy expense of $733,000, or 15.0%, as lower amounts for hardware and software maintenance costs, real property taxes, and utility expenses were incurred, and decreases in other noninterest expense of $648,000, or 5.1%, primarily due to FDIC indemnification assets adjustments, accounting for the majority of the differences on a linked-quarter basis.
ABOUT FIDELITY SOUTHERN CORPORATION
Fidelity Southern Corporation, through its operating subsidiaries, Fidelity Bank and LionMark Insurance Company, provides banking services and Wealth Management services and credit-related insurance products through branches in Georgia and Florida, and an insurance office in Atlanta, Georgia. SBA, indirect automobile, and mortgage loans are provided throughout the South and parts of the Midwest. For additional information about Fidelity's products and services, please visit the web site at www.FidelitySouthern.com.
This news release contains forward-looking statements, as defined by Federal Securities Laws, including statements about financial outlook and business environment. These statements are provided to assist in the understanding of future financial performance and such performance involves risks and uncertainties that may cause actual results to differ materially from those in such statements. Any such statements are based on current expectations and involve a number of risks and uncertainties. For a discussion of factors that may cause such forward-looking statements to differ materially from actual results, please refer to the section entitled “Forward Looking Statements” from Fidelity Southern Corporation’s 2016 Annual Report filed on Form 10-K with the Securities and Exchange Commission. Additional information and other factors that could affect future financial results are included in Fidelity's filings with the Securities and Exchange Commission.
-end-

FIDELITY SOUTHERN CORPORATION AND SUBSIDIARIES
FINANCIAL HIGHLIGHTS
(UNAUDITED)

	As of or for the Quarter Ended
($ in thousands, except per share data)	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016
INCOME STATEMENT DATA:
Interest income	$37,642	$38,287	$39,898	$36,806	$34,292
Interest expense	5,408	5,352	5,135	4,963	4,998
Net interest income	32,234	32,935	34,763	31,843	29,294
Provision for loan losses	2,100	2,485	2,118	3,128	500
Noninterest income	37,370	47,143	39,325	29,971	24,886
Noninterest expense	50,571	54,170	52,167	48,125	46,558
Net income	10,527	15,065	12,515	6,645	4,541
PERFORMANCE:
Earnings per common share - basic	$0.40	$0.57	$0.48	$0.26	$0.19
Earnings per common share - diluted	0.40	0.57	0.48	0.26	0.18
Total revenues	75,012	85,430	79,223	66,777	59,178
Book value per common share	14.09	13.78	13.32	13.17	12.96
Tangible book value per common share	13.58	13.26	12.78	12.60	12.40
Cash dividends paid per common share	0.12	0.12	0.12	0.12	0.12
Dividend payout ratio	30.00%	21.05%	25.00%	46.15%	63.16%
Return on average assets	0.97%	1.37%	1.15%	0.64%	0.46%
Return on average shareholders' equity	11.78%	16.90%	14.58%	8.07%	5.90%
Equity to assets ratio	8.19%	8.26%	7.91%	7.84%	8.04%
Net interest margin	3.21%	3.25%	3.45%	3.30%	3.24%
END OF PERIOD BALANCE SHEET SUMMARY:
Total assets	$4,531,057	$4,389,685	$4,395,611	$4,281,927	$4,101,499
Earning assets	4,192,919	4,059,414	4,074,834	3,972,492	3,779,885
Loans, excluding Loans Held-for-Sale	3,354,926	3,302,264	3,332,311	3,190,707	3,092,632
Total loans	3,716,043	3,767,592	3,783,928	3,649,736	3,489,511
Total deposits	3,755,108	3,630,594	3,538,908	3,569,606	3,421,448
Shareholders' equity	371,302	362,647	347,770	335,870	329,778
Assets serviced for others	9,553,855	9,207,070	8,926,574	8,699,107	8,336,541
DAILY AVERAGE BALANCE SHEET SUMMARY:
Total assets	$4,409,492	$4,368,579	$4,329,974	$4,207,171	$3,942,683
Earning assets	4,082,544	4,051,164	4,020,453	3,891,966	3,651,635
Loans, excluding Loans Held-for-Sale	3,320,992	3,323,513	3,266,511	3,161,676	3,023,312
Total loans	3,718,260	3,774,939	3,718,341	3,590,929	3,370,645
Total deposits	3,644,047	3,561,713	3,573,131	3,470,966	3,212,691
Shareholders' equity	362,321	354,542	341,393	331,056	308,952
Assets serviced for others	9,382,261	9,043,167	8,807,270	8,480,382	8,162,343
ASSET QUALITY RATIOS:
Net charge-offs to average loans	0.16%	0.29%	—%	0.25%	(0.20)%
Allowance to period-end loans	0.91%	0.90%	0.89%	0.88%	0.86%
Nonperforming assets to total loans, ORE and repossessions	1.52%	1.57%	1.54%	1.66%	2.03%
Allowance to nonperforming loans, ORE and repossessions	0.59x	0.57x	0.58x	0.53x	0.42x
SELECTED RATIOS:
Loans to total deposits	89.34%	90.96%	94.16%	89.39%	90.39%
Average total loans to average earning assets	91.08%	93.18%	92.49%	92.27%	92.31%
Noninterest income to total revenue	49.82%	55.18%	49.64%	44.88%	42.05%
Leverage ratio	8.48%	8.58%	8.48%	8.46%	8.88%
Common equity tier 1 capital	8.37%	8.35%	8.19%	8.18%	8.25%
Tier 1 risk-based capital	9.51%	9.46%	9.31%	9.35%	9.47%
Total risk-based capital	12.20%	12.11%	11.97%	12.06%	12.21%

FIDELITY SOUTHERN CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

($ in thousands)	March 31, 2017	December 31, 2016	March 31, 2016
ASSETS
Cash and cash equivalents	$350,502	$149,711	$125,289
Investment securities available-for-sale	139,071	144,310	167,574
Investment securities held-to-maturity	15,977	16,583	15,248
Loans held-for-sale	361,117	465,328	396,879

Loans	3,354,926	3,302,264	3,092,632
Allowance for loan losses	(30,455)	(29,831)	(26,726)
Loans, net of allowance for loan losses	3,324,471	3,272,433	3,065,906

Premises and equipment, net	87,222	87,915	87,993
Other real estate, net	11,284	14,814	19,482
Bank owned life insurance	70,587	70,151	66,536
Servicing rights, net	105,039	99,295	82,879
Other assets	65,787	69,145	73,713
Total assets	$4,531,057	$4,389,685	$4,101,499

LIABILITIES
Deposits
Noninterest-bearing demand deposits	$1,005,372	$964,900	$885,319
Interest-bearing deposits
Demand and money market	1,321,936	1,214,383	1,130,050
Savings	381,751	399,754	355,858
Time deposits	1,046,049	1,051,557	1,050,221
Total deposits	3,755,108	3,630,594	3,421,448

Short-term borrowings	239,466	243,351	189,278
Subordinated debt, net	120,488	120,454	120,355
Other liabilities	44,693	32,639	40,640
Total liabilities	4,159,755	4,027,038	3,771,721

SHAREHOLDERS' EQUITY
Preferred stock	—	—	—
Common stock	206,589	205,309	195,200
Accumulated other comprehensive income, net	699	692	2,841
Retained earnings	164,014	156,646	131,737
Total shareholders’ equity	371,302	362,647	329,778
Total liabilities and shareholders’ equity	$4,531,057	$4,389,685	$4,101,499

FIDELITY SOUTHERN CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)

	For the Quarter Ended
($ in thousands, except per share data)	March 31, 2017	December 31, 2016	March 31, 2016
INTEREST INCOME
Loans, including fees	$36,083	$36,935	$32,945
Investment securities	1,208	1,241	1,280
Other	351	111	67
Total interest income	37,642	38,287	34,292
INTEREST EXPENSE
Deposits	3,449	3,382	3,265
Short term borrowings	392	474	294
Subordinated debt	1,567	1,496	1,439
Total interest expense	5,408	5,352	4,998
Net interest income	32,234	32,935	29,294
Provision for loan losses	2,100	2,485	500
Net interest income after provision for loan losses	30,134	30,450	28,794
NONINTEREST INCOME
Service charges on deposit accounts	1,455	1,608	1,370
Other fees and charges	1,871	1,902	1,666
Mortgage banking activities	25,869	37,464	14,735
Indirect lending activities	4,426	3,466	4,264
SBA lending activities	1,818	1,330	1,234
Bank owned life insurance	439	458	454
Securities gains	—	—	82
Other	1,492	915	1,081
Total noninterest income	37,370	47,143	24,886
NONINTEREST EXPENSE
Salaries and employee benefits	25,438	25,808	23,055
Commissions	7,498	9,514	6,598
Occupancy, net	4,163	4,896	4,384
Communication	1,434	1,265	1,128
Other	12,039	12,687	11,393
Total noninterest expense	50,572	54,170	46,558
Income before income tax expense	16,932	23,423	7,122
Income tax expense	6,405	8,358	2,581
NET INCOME	$10,527	$15,065	$4,541

EARNINGS PER COMMON SHARE:
Basic	$0.40	$0.57	$0.19
Diluted	$0.40	$0.57	$0.18
Weighted average common shares outstanding-basic	26,335	26,230	24,273
Weighted average common shares outstanding-diluted	26,477	26,342	24,841

FIDELITY SOUTHERN CORPORATION AND SUBSIDIARIES
LOANS BY CATEGORY
(UNAUDITED)

($ in thousands)	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016
Commercial	$802,905	$784,737	$789,674	$791,698	$791,633
SBA	149,727	149,779	145,890	144,083	137,220
Total commercial and SBA loans	952,632	934,516	935,564	935,781	928,853
Construction loans	249,465	238,910	228,887	223,156	205,550
Indirect automobile	1,565,298	1,575,865	1,631,903	1,512,406	1,463,005
Installment loans and personal lines of credit	31,647	33,225	34,181	29,725	27,843
Total consumer loans	1,596,945	1,609,090	1,666,084	1,542,131	1,490,848
Residential mortgage	418,941	386,582	370,465	368,706	347,336
Home equity lines of credit	136,943	133,166	131,311	120,933	120,045
Total mortgage loans	555,884	519,748	501,776	489,639	467,381
Loans	3,354,926	3,302,264	3,332,311	3,190,707	3,092,632

Loans held-for-sale:
Residential mortgage	201,661	252,712	291,030	299,616	232,794
SBA	9,456	12,616	10,587	9,413	14,085
Indirect automobile	150,000	200,000	150,000	150,000	150,000
Total loans held-for-sale	361,117	465,328	451,617	459,029	396,879
Total loans	$3,716,043	$3,767,592	$3,783,928	$3,649,736	$3,489,511

Noncovered loans	$3,345,667	$3,286,336	$3,315,448	$3,171,138	$3,071,452
Covered loans	9,259	15,928	16,863	19,569	21,180
Loans held-for-sale	361,117	465,328	451,617	459,029	396,879
Total loans	$3,716,043	$3,767,592	$3,783,928	$3,649,736	$3,489,511

DEPOSITS BY CATEGORY
(UNAUDITED)

	For the Quarter Ended
	March 31, 2017		December 31, 2016		September 30, 2016		June 30, 2016		March 31, 2016
($ in thousands)	Average Amount	Rate	Average Amount	Rate	Average Amount	Rate	Average Amount	Rate	Average Amount	Rate
Noninterest-bearing demand deposits	$961,188	—%	$978,909	—%	$1,004,924	—%	$932,448	—%	$786,993	—%
Interest-bearing demand deposits	1,244,955	0.31%	1,179,837	0.25%	1,151,152	0.26%	1,129,179	0.26%	1,051,221	0.27%
Savings deposits	387,007	0.36%	350,885	0.33%	370,011	0.35%	355,801	0.32%	358,481	0.34%
Time deposits	1,050,897	0.83%	1,052,082	0.89%	1,047,044	0.86%	1,053,538	0.84%	1,015,996	0.90%
Total average deposits	$3,644,047	0.38%	$3,561,713	0.38%	$3,573,131	0.37%	$3,470,966	0.37%	$3,212,691	0.41%

FIDELITY SOUTHERN CORPORATION AND SUBSIDIARIES
NONPERFORMING AND CLASSIFIED ASSETS
(UNAUDITED)

($ in thousands)	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016
NONPERFORMING ASSETS
Nonaccrual loans (2) (6)	$38,377	$35,358	$32,796	$33,435	$29,611
Loans past due 90 days or more and still accruing	—	—	—	—	1,671
Repossessions	1,654	2,274	1,747	1,067	1,751
Other real estate (ORE)	11,284	14,814	16,926	18,621	19,482
Nonperforming assets	$51,315	$52,446	$51,469	$53,123	$52,515

NONPERFORMING ASSET RATIOS
Loans 30-89 days past due	$10,734	$7,090	$5,821	$6,705	$8,180
Loans 30-89 days past due to loans	0.32%	0.21%	0.17%	0.21%	0.26%
Loans past due 90 days or more and still accruing to loans	—%	—%	—%	—%	0.05%
Nonperforming assets to loans, ORE, and repossessions	1.52%	1.58%	1.54%	1.65%	1.69%

ASSET QUALITY RATIOS
Classified Asset Ratio(4)	20.97%	21.21%	21.47%	21.79%	23.71%
Nonperforming loans as a % of loans	1.14%	1.07%	0.98%	1.05%	1.01%
ALL to nonperforming loans	79.36%	84.37%	90.68%	83.86%	85.44%
Net charge-offs/(recoveries), annualized to average loans	0.16%	0.31%	—%	0.25%	(0.02)%
ALL as a % of loans	0.91%	0.90%	0.89%	0.88%	0.86%
ALL as a % of loans, excluding acquired loans(5)	0.98%	0.99%	0.98%	0.97%	0.96%

CLASSIFIED ASSETS
Classified loans(1)	71,082	68,128	67,826	62,120	71,877
ORE and repossessions	12,938	17,088	16,792	16,396	17,009
Total classified assets(3)	$84,020	$85,216	$84,618	$78,516	$88,886

(1) Amount of SBA guarantee included in classified loans	$5,213	$7,735	$8,665	$5,007	$5,226
(2) Amount of repurchased government-guaranteed loans, primarily residential mortgage loans, included in nonaccrual loans	$12,287	$7,771	$4,648	$2,388	$—
(3) Classified assets include loans having a risk rating of substandard or worse, both accrual and nonaccrual, repossessions and ORE, net of loss share and purchase discounts
(4) Classified asset ratio is defined as classified assets as a percentage of the sum of Tier 1 capital plus allowance for loan losses
(5) Allowance calculation excludes the recorded investment of acquired loans, due to valuation calculated at acquisition
(6) Excludes purchased credit impaired (PCI) loans which are not removed from their accounting pool

FIDELITY SOUTHERN CORPORATION AND SUBSIDIARIES
ANALYSIS OF INDIRECT LENDING
(UNAUDITED)

	As of or for the Quarter Ended
($ in thousands)	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016
Average loans outstanding(1)	$1,756,958	$1,702,006	$1,726,342	$1,642,829	$1,419,389
Loans serviced for others	1,197,160	1,130,289	1,152,636	1,219,909	1,171,453
Past due loans:
Amount 30+ days past due	2,223	2,972	1,585	1,588	1,087
Number 30+ days past due	200	252	135	129	113
30+ day performing delinquency rate(2)	0.13%	0.17%	0.09%	0.10%	0.07%
Nonperforming loans	$1,778	$1,278	$1,231	$887	$797
Nonperforming loans as a percentage of period end loans(2)	0.10%	0.07%	0.07%	0.05%	0.05%
Net charge-offs	$1,502	$1,306	$895	$751	$797
Net charge-off rate(3)	0.39%	0.32%	0.23%	0.20%	0.21%
Number of vehicles repossessed during the period	154	164	145	120	127
Average beacon score	758	758	758	756	756
Production by state:
Alabama	$14,452	$11,613	$18,296	$21,820	$19,971
Arkansas	33,602	32,789	48,143	44,548	34,340
North Carolina	15,858	13,734	21,874	25,159	19,660
South Carolina	15,020	11,953	14,146	17,031	16,471
Florida	65,053	56,432	71,530	77,108	81,638
Georgia	36,178	29,150	43,948	51,253	47,141
Mississippi	21,370	17,784	26,260	28,414	27,233
Tennessee	14,143	12,963	18,661	21,683	17,529
Virginia	10,282	6,063	8,937	12,546	11,580
Texas	32,902	24,942	31,851	32,522	35,445
Louisiana	56,046	49,849	57,039	60,557	38,430
Oklahoma	1,635	1,780	945	1,238	1,796
Total production by state	$316,541	$269,052	$361,630	$393,879	$351,234
Loan sales	$192,435	$97,916	$64,793	$175,991	$171,834
Portfolio yield(1)	2.87%	2.88%	2.81%	2.77%	2.72%

(1)	Includes held-for-sale
(2)	Calculated by dividing loan category as of the end of the period by period-end loans including held for sale for the specified loan portfolio
(3)	Calculated by dividing annualized net charge-offs for the period by average loans held for investment during the period for the specified loan category

FIDELITY SOUTHERN CORPORATION AND SUBSIDIARIES
INCOME FROM MORTGAGE BANKING ACTIVITIES
(UNAUDITED)

	For the Quarter Ended
(in thousands)	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016
Marketing gain, net	$18,677	$19,364	$25,240	$22,734	$15,162
Origination points and fees	3,021	3,786	3,911	4,101	3,014
Loan servicing revenue	5,341	5,088	4,896	4,631	4,492
Gross mortgage revenue	$27,039	$28,238	$34,047	$31,466	$22,668
Less:
MSR amortization	(3,158)	(3,918)	(4,414)	(3,610)	(3,272)
MSR recovery (impairment), net	1,989	13,144	458	(8,569)	(4,661)
Total income from mortgage banking activities	$25,870	$37,464	$30,091	$19,287	$14,735

FIDELITY SOUTHERN CORPORATION AND SUBSIDIARIES
ANALYSIS OF MORTGAGE LENDING
(UNAUDITED)

	As of or for the Quarter Ended
($ in thousands)	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016
Production by region:
Georgia	$395,404	$532,177	$580,170	$526,446	$341,074
Florida	46,365	46,140	44,849	45,339	35,257
Alabama/Tennessee(2)	3,600	5,485	7,307	8,892	7,155
Virginia/Maryland	81,901	139,283	160,959	160,644	112,769
North and South Carolina	25,727	33,783	31,332	33,497	27,567
Total retail	552,997	756,868	824,617	774,818	523,822
Wholesale	—	—	3,507	40,233	46,905
Total production by region	$552,997	$756,868	$828,124	$815,051	$570,727

% for purchases	80.9%	61.3%	66.7%	76.8%	71.5%
% for refinance loans	19.1%	38.7%	33.3%	23.2%	28.5%

Portfolio Production	$51,061	$38,907	$45,586	$47,847	$36,462

Funded loan type (UPB):
Conventional	63.9%	68.9%	68.9%	65.9%	66.1%
FHA/VA/USDA	24.2%	21.6%	22.2%	23.3%	21.7%
Jumbo	11.9%	9.5%	8.9%	10.8%	12.2%

Gross pipeline of locked loans to be sold (UPB)	$374,739	$211,921	$394,773	$387,777	$370,497
Loans held for sale (UPB)	$195,772	$250,094	$281,418	$288,734	$226,327

Total loan sales (UPB)	$566,003	$758,775	$796,379	$712,712	$547,614
Conventional	69.9%	72.8%	70.0%	70.5%	66.7%
FHA/VA/USDA	23.0%	22.6%	24.0%	23.0%	21.4%
Jumbo	7.1%	4.6%	6.0%	6.5%	11.9%

Average loans outstanding(1)	$592,537	$634,511	$635,529	$598,403	$495,209

(1) Includes held-for-sale
(2) Tennessee added in Q1 2017

FIDELITY SOUTHERN CORPORATION AND SUBSIDIARIES
THIRD PARTY MORTGAGE LOAN SERVICING
(UNAUDITED)

	As of or for the Quarter Ended
($ in thousands)	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016
Loans serviced for others (UPB)	$8,067,426	$7,787,470	$7,489,954	$7,200,540	$6,894,083
Average loans serviced for others (UPB)	$8,013,761	$7,625,384	$7,337,291	$7,022,718	$6,781,135

MSR book value, net of amortization	$98,550	$95,282	$90,982	$87,652	$84,111
MSR impairment	(7,163)	(9,152)	(22,295)	(22,753)	(14,184)
MSR net carrying value	$91,387	$86,130	$68,687	$64,899	$69,927
MSR carrying value as a % of period end UPB	1.13%	1.11%	0.92%	0.90%	1.01%

Delinquency % loans serviced for others	0.53%	0.69%	0.76%	0.55%	0.54%

MSR revenue multiple(1)	4.25	4.14	3.44	3.42	3.83

(1) MSR carrying value (period end) to period end loans serviced for others divided by the ratio of annualized mortgage loan servicing revenue to average mortgage loans serviced for others

FIDELITY SOUTHERN CORPORATION AND SUBSIDIARIES
AVERAGE BALANCE, INTEREST AND YIELDS
(UNAUDITED)

	For the Quarter Ended
	March 31, 2017			March 31, 2016
	Average	Income/	Yield/	Average	Income/	Yield/
($ in thousands)	Balance	Expense	Rate	Balance	Expense	Rate
Assets
Interest-earning assets:
Loans, net of unearned income (1)	$3,718,260	$36,130	3.94%	$3,370,645	$32,976	3.93%
Investment securities (1)	171,853	1,279	3.02%	210,428	1,337	2.56%
Other earning assets	192,431	351	0.74%	70,562	67	0.38%
Total interest-earning assets	4,082,544	37,760	3.75%	3,651,635	34,380	3.79%
Noninterest-earning assets:
Cash and due from banks	38,578			28,530
Allowance for loan losses	(29,788)			(27,052)
Premises and equipment, net	87,792			82,559
Other real estate	14,147			19,894
Other assets	216,219			187,117
Total noninterest-earning assets	326,948			291,048
Total assets	$4,409,492			$3,942,683
Liabilities and shareholders’ equity
Interest-bearing liabilities:
Demand deposits	$1,244,955	$944	0.31%	$1,051,221	$694	0.27%
Savings deposits	387,007	344	0.36%	358,481	304	0.34%
Time deposits	1,050,897	2,161	0.83%	1,015,996	2,267	0.90%
Total interest-bearing deposits	2,682,859	3,449	0.52%	2,425,698	3,265	0.54%
Other short-term borrowings	245,262	392	0.65%	251,359	294	0.47%
Subordinated debt	120,472	1,567	5.28%	120,337	1,439	4.81%
Total interest-bearing liabilities	3,048,593	5,408	0.72%	2,797,394	4,998	0.72%
Noninterest-bearing liabilities and shareholders' equity:
Demand deposits	961,188			786,993
Other liabilities	37,390			49,344
Shareholders’ equity	362,321			308,952
Total noninterest-bearing liabilities and shareholders’ equity	1,360,899			1,145,289
Total liabilities and shareholders’ equity	$4,409,492			$3,942,683
Net interest income/spread		$32,352	3.03%		$29,382	3.07%
Net interest margin			3.21%			3.24%

(1) Interest income includes the effect of taxable-equivalent adjustment using a 35% tax rate.